EXHIBIT 10.7

Execution Version
FOURTH AMENDING AGREEMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 15, 2016

ALTALINK INVESTMENT MANAGEMENT LTD.,
in its capacity as general partner of
ALTALINK INVESTMENTS, L.P.,
as Borrower,
- and -
ALTALINK INVESTMENT MANAGEMENT LTD.,
as General Partner,
- and -
ROYAL BANK OF CANADA,
as Administrative Agent of the Lenders, and as Lender,
- and -
THE LENDERS PARTY HERETO,
as Lenders

FOURTH AMENDING AGREEMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 15, 2016, among AltaLink Investment Management Ltd., in its capacity as general partner of AltaLink Investments, L.P., as Borrower, AltaLink Investment Management Ltd., as General Partner, Royal Bank of Canada, as Agent of the Lenders (the “Agent”), and the Lenders party hereto.
RECITALS
WHEREAS AltaLink Investment Management Ltd., in its capacity as general partner of AltaLink Investments, L.P., as Borrower, Royal Bank of Canada, as Agent of the Lenders, and the Lenders are parties to an Amended and Restated Credit Agreement made as of July 30, 2015, as amended by a first amending agreement dated as of November 20, 2015, a second amending agreement dated as of December 14, 2015 and a third amending agreement dated as of July 8, 2016 (collectively, the “Original Credit Agreement”);
AND WHEREAS the Borrower, the General Partner, the Lenders and the Agent have agreed to amend certain provisions of the Original Credit Agreement in the manner and on the terms and conditions provided for herein.
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS

1.1	Definitions
All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Credit Agreement.
ARTICLE 2
AMENDMENT

2.1	Amendments to Section 1.1.

(a)	Section 1.1 of the Original Credit Agreement entitled “Definitions” is hereby amended by adding the following definitions in the applicable alphabetical order:
“Administrative Questionnaire” means an administrative questionnaire in a form provided by the Agent.
“CDOR Rate” means, on any date, the annual rate of interest which is the rate based on an average rate applicable to Canadian Dollar bankers’ acceptances for a specified term appearing on the Reuters Screen Page CDOR (or such other page as is a replacement page for such banker’s acceptances) at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen Page CDOR

(or such other page as is a replacement page for such banker’s acceptances) on such date as contemplated, then CDOR on such date shall be the rate for the term referred to above applicable to Canadian Dollar bankers’ acceptances quoted by the Agent as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day, provided further that if the CDOR Rate as determined herein shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Issue” means an issue of a Documentary Credit by the Documentary Credit Lender pursuant to Article 3.
“Mark-to-Market Exposure” means, at any time, the negative net marked to market amount, if any, that would be carried in the accounts of the Borrower at such time as a liability in accordance with GAAP.
“Noon Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at approximately 12:00 noon (Toronto, Ontario time) on the Business Day that such conversion is to be made (or, if such conversion is to be made before noon, then at approximately noon on the immediately preceding Business Day); provided that if such rate is no longer quoted at noon (Toronto, Ontario time), it shall mean the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Business Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Business Day, then at approximately close of business on the immediately preceding Business Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent in Toronto, Ontario on the Business Day such conversion is to be made in accordance with its normal practice.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Remedial Order” means any administrative complaint, direction, order or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring investigation, assessment or remediation or any site or Hazardous Substance, or requiring that any release or any other activity be reduced, modified or eliminated or requiring any form of payment or co-operation be provided to any Governmental Authority.
“Type” means the type of Documentary Credit, being a letter of credit or a letter of guarantee.

(b)	The definition of “Distribution” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the reference therein to “Debt” and replacing such reference with “Indebtedness”.

(c)	The definition of “Equivalent Amount” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the definition in its entirety and replacing such definition with the following:
“Equivalent Amount” means, with respect to any two currencies, the amount obtained in one such currency when an amount in the second currency is translated into the first currency using the Noon Spot Rate between such currencies on the Business Day for which such computation is made.

(d)
The definition of “Eligible Assignees” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the references therein to “Loan Party” and replacing such references with “Credit Party”.

(e)
The definition of “Face Amount” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the reference therein to “BA Instrument” and replacing such reference with “Bankers’ Acceptance”.

(f)
The definition of “LIBOR Rate” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the reference in subparagraph (b) to “such Interest Period” and replacing such reference with “such LIBOR Interest Period”.

(g)
The definition of “Loan Documents” in Section 1.1 of the Original Credit Agreement is hereby amended by adding “, the Senior Pledged Bond, Series 2, the Bond Delivery Agreement” after the reference to “Third Supplemental Indenture” therein.

(h)	The definition of “Maturity Date” in Section 1.1 of the Original Credit Agreement is hereby amended by replacing the date “December 14, 2020” with the date “December 14, 2021” in such definition..

(i)
The definition of “Permitted Lien” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the reference in subparagraph (g) to “Issuer’s” and replacing such reference with “Borrower’s”.

(j)	The definition of “Prime Rate” in Section 1.1 of the Original Credit Agreement is hereby amended by deleting the reference therein to “Service” and replacing such reference with “Screen”.

2.2	Amendment to Section 2.9.
Section 2.9 of the Original Credit Agreement entitled “LIBOR Loans” is hereby amended by deleting the reference in subparagraph (a) to “LIBOR Period” and replacing such reference with “LIBOR Interest Period”.

2.3	Amendment to Section 3.7.
Section 3.7 of the Original Credit Agreement entitled “Fees” is hereby amended by deleting the reference in subparagraph (a) to “Financial Quarter” and replacing such reference with “Fiscal Quarter”.

2.4	Amendment to Section 10.19.
Section 10.19 of the Original Credit Agreement entitled “Transactions with Non-Arm’s Length Persons” is hereby amended by deleting the reference therein to “Partner” and replacing such reference with “partner”.

2.5	Amendment to Section 12.1.
Section 12.1 of the Original Credit Agreement entitled “Events of Default” is hereby amended by deleting the reference in subparagraph (i) to “Issuer” and replacing such reference with “Borrower”.

2.6	Amendment to Section 13.2
Section 13.2 of the Original Credit Agreement entitled “Taxes” is hereby amended by adding the following subparagraph (g):

(g)
FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Taxes imposed by FATCA, if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

2.7	Amendment to Section 13.3.
Section 13.3 of the Original Credit Agreement entitled “Mitigation Obligations: Replacement of Lenders” is hereby amended by deleting the references in subparagraph (b)(ii) to “Accommodations

Outstanding” and “Letters of Credit”, and replacing such references with “Accommodations outstanding” and “Documentary Credits”, respectively.

2.8	Amendment to Section 14.1.
Section 14.1 of the Original Credit Agreement entitled “Right of Setoff” is hereby amended by deleting the reference therein to “Guarantor” and replacing such reference with “guarantor”.

2.9	Amendment to Schedule 9.1(A).
Schedule 9.1(A) of the Original Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 9.1(A) attached hereto.

ARTICLE 3
CONDITIONS PRECEDENT

3.1	Conditions Precedent
This Fourth Amending Agreement shall become effective when:

(a)	the Agent shall have received an executed copy of this Fourth Amending Agreement from each of the Agent, the Lenders, the Borrower and the General Partner;

(b)
the Agent has received an extension fee from the Borrower, which fee shall be in the amount of 4 bps calculated on the Commitment of each Lender party to this Fourth Amending Agreement, and payable to each such Lender; and

(c)	no Event of Default shall have occurred and be continuing.
The conditions set forth above are inserted for the sole benefit of the Lenders and may be waived by the Lenders in whole or in part, with or without terms or conditions.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties True and Correct; No Default or Event of Default
The Borrower and General Partner each hereby represents and warrants to the Agent and the Lenders that after giving effect to this Fourth Amending Agreement, (i) each of the representations and warranties of the Borrower and the General Partner, as the case may be, contained in the Original Credit Agreement and each of the other Loan Documents is true and correct on, and as of, the date hereof as if made on such date (except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Original Credit Agreement), and (ii) no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default.

ARTICLE 5
MISCELLANEOUS

5.1	No Other Amendments, Waivers or Consents
Except as expressly set forth herein, the Original Credit Agreement and all Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms.

5.2	Time
Time is of the essence in the performance of the parties’ respective obligations in this Fourth Amending Agreement.

5.3	Governing Law
This Fourth Amending Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

5.4	Successors and Assigns
This Fourth Amending Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and any assigns, transferees and endorsees of the Agent or any Lender. Nothing in this Fourth Amending Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Original Credit Agreement, as amended by this Fourth Amending Agreement.

5.5	Counterparts
This Fourth Amending Agreement may be executed by the parties hereto in counterparts and may be delivered by facsimile or other electronic means (including via electronic mail in portable document format) and all such counterparts shall together constitute one and the same agreement.
[Remainder of page intentionally left blank – signature pages follow]

The parties hereto have duly executed this Fourth Amending Agreement as of the date set forth on the first page of this Agreement.

ALTALINK INVESTMENT MANAGEMENT LTD., in its capacity as General Partner of ALTALINK INVESTMENTS, L.P.
By:	/s/ Jeffrey A. Austin
Name: Jeffrey A. Austin
Title: Director

By:	/s/ Calvin D. Haack
Name: Calvin D. Haack
Title: Director

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

ALTALINK INVESTMENT MANAGEMENT LTD.
By:	/s/ Jeffrey A. Austin
Name: Jeffrey A. Austin
Title: Director

By:	/s/ Calvin D. Haack
Name: Calvin D. Haack
Title: Director

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Agent
By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services

By:
Name:
Title:

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Lender
By:	/s/ Timothy P. Murray
Name: TIMOTHY P. MURRAY
Title: AUTHORIZED SIGNATORY

By:
Name:
Title:

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

BANK OF MONTREAL, as Lender
By:	/s/ Carol McDonald
Name: Carol McDonald
Title: Director

By:
Name:
Title:

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

ALBERTA TREASURY BRANCHES, as Lender
By:	/s/ Trevor Guinard
Name: Trevor Guinard
Title: Director

By:	/s/ Evan Hahn
Name: Evan Hahn
Title: Associate Director

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Bradley Walker
Name: Bradley Walker
Title: Director

By:	/s/ Mathieu Leroux
Name: Mathieu Leroux
Associate Director

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA, as Lender
By:	/s/ Mark Williamson
Name: Mark Williamson
Title: Authorized Signatory

By:	/s/ John Niedermier
Name: John Niedermier
Title: Authorized Signatory

AltaLink – Fourth Amending Agreement to Amended and Restated Credit Agreement

SCHEDULE 9.1(A)
CREDIT PARTY AND SUBSIDIARY INFORMATION